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                                               Exhibit 99.2 (Specimen Debenture)

                 PERMANENT GLOBAL REGISTERED FIXED RATE SECURITY

THIS DEBENTURE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE THEREOF. EXCEPT FOR EXCHANGES PURSUANT TO SECTION 2.11(c) OF SUCH INDENTURE, THIS DEBENTURE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC") TO A NOMINEE OF DTC OR BY DTC OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS DEBENTURE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC TO LUCENT TECHNOLOGIES INC. OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY DEBENTURE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                            LUCENT TECHNOLOGIES INC.

                       6.45% Debentures due March 15, 2029

REGISTERED                             |                   CUSIP NO. 549463 AE 7
No. R-__                               |                     ISIN US549463 AE 75
                                       |                   Common Code 009567097

Lucent Technologies Inc., a Delaware corporation (herein referred to as the "Company"), for value received, hereby promises to pay to CEDE & CO. or registered assigns the principal sum of TWO HUNDRED MILLION DOLLARS on March 15, 2029 (the "Maturity Date"), and to pay interest semiannually on March 15 and September 15 commencing September 15, 1999, on said principal sum at the rate per annum specified in the title of these Debentures, from March 15, 1999 until the principal hereof is paid or made available for payment. Interest will be calculated on the basis of a 360-day year of twelve 30-day months.

Reference is hereby made to the further provisions of this global security (the "Global Security") set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth in this place.

This Global Security shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been executed by the Trustee under the Indenture referred to herein.
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IN WITNESS WHEREOF, Lucent Technologies Inc. has caused this Global Security to be duly executed by a duly authorized officer.


LUCENT TECHNOLOGIES INC.


By:___________________
   William R. Carapezzi, Jr.
   Vice President and Treasurer


TRUSTEE'S CERTIFICATE
OF AUTHENTICATION

This is one of the Securities described in the within-mentioned Indenture.

Dated:  March 15, 1999

THE BANK OF NEW YORK,
 As Trustee



By:_____________________
   Authorized Signatory


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                               REVERSE OF SECURITY

Payment of the principal of, premium, if any, and interest on, this Global Security will be made in immediately available funds at the office or agency of the Trustee maintained for that purpose in the Borough of Manhattan, The City of New York, State of New York, in such coin or currency of the United States of America as at the time of payment shall be legal tender for payment of public and private debts; provided, however, that at the option of the Company, payment of interest on any Debentures issued in definitive form other than interest due at the Maturity Date may be made by check mailed to the address of the person entitled thereto as such address as shall appear in the Debenture register. Interest due on any day that is not a Business Day shall be paid on the next Business Day. "Business Day" means any day, other than a Saturday or a Sunday, and that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in The City of New York. Interest will be paid to persons in whose names the Debentures are registered at the close of business on the March 1 or September 1, as the case may be, prior to any interest payment date, except that interest payable at the Maturity Date shall be paid to the person to whom principal shall be paid. Except as otherwise set forth in the Indenture, Debentures in definitive form will not be issued.

This Debenture is one of a duly authorized issue of securities of the Company, issued and to be issued under and pursuant to an indenture dated as of April 1, 1996 (herein referred to as the "Indenture"), duly executed and delivered by the Company to The Bank of New York, as trustee (herein referred to as the "Trustee"), to which Indenture and all indentures supplemental thereto reference is hereby made for description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders (the words "Holders" or "Holder" meaning the registered holders or registered holder) of the Debentures. This Debenture is one of a separate Series of Securities under the Indenture of $1,360,000,000 in aggregate principal amount designated as the 6.45% Debentures due March 15, 2029 and referred to herein as the "Debentures."

In case an Event of Default with respect to the Debentures, as defined in the Indenture, shall have occurred and be continuing, the principal hereof may be declared, and upon such declaration shall become due and payable in the manner, with the effect and subject to the conditions provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Debentures to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the outstanding Debentures. The Indenture also contains provisions permitting the Holders of not less than a majority in principal amount of the outstanding Debentures, on behalf of the Holders of all Debentures, to waive compliance by the Company with certain provisions of the Indenture. The Indenture also provides that the Holders of not less than a majority in principal amount of the outstanding Debentures may waive certain past defaults and their consequences on behalf of the Holders of all Debentures. Any


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such consent or waiver by the Holder of any Debenture shall be conclusive and binding upon such Holder and upon all future Holders of such Debenture and of any Debenture issued upon registration of transfer thereof or in exchange therefor or in lieu thereof whether or not notation of such consent or waiver is made upon such Debenture.

The Indenture contains provisions setting forth certain conditions to the institution of proceedings by Holders of Debentures with respect to the Indenture or for any remedy under the Indenture.

No reference herein to the Indenture and no provision of this Global Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on, these Debentures at the places, at the respective times, at the rate and in the coin or currency herein prescribed.

The Debentures are issuable as registered Debentures without coupons in denominations of U.S. $1,000 or any amount in excess thereof which is a multiple of U.S. $1,000 at the office or agency of the Trustee referred to above and in the manner and subject to the limitations provided in the Indenture. Debentures may be exchanged without service charge for like aggregate principal amount of Debentures.

PAYMENT OF ADDITIONAL AMOUNTS

The Company will, subject to the exceptions and limitations set forth below, pay as additional interest on the Debentures such additional amounts as are necessary in order that the net payment by the Company or a paying agent of the principal of and interest on the Debentures to a holder who is a non-United States person (as defined below), after deduction for any present or future tax, assessment or governmental charge of the United States or a political subdivision or taxing authority thereof or therein, imposed by withholding with respect to the payment, will not be less than the amount provided in the Debentures to be then due and payable; provided, however, that the foregoing obligation to pay additional amounts shall not apply: (1) to a tax, assessment or governmental charge that is imposed or withheld solely by reason of the holder, or a fiduciary, settlor, beneficiary, member or shareholder of the holder if the holder is an estate, trust, partnership or corporation, or a person holding a power over an estate or trust administered by a fiduciary holder, being considered as: (a) being or having been present or engaged in trade or business in the United States or having or having had a permanent establishment in the United States; (b) having a current or former relationship with the United States, including a relationship as a citizen or resident thereof; (c) being or having been a foreign or domestic personal holding company, a passive foreign investment company or a controlled foreign corporation with respect to the United States or a corporation that has accumulated earnings to avoid United States federal income tax; or (d) being or having been a "10-percent shareholder" of the Company as defined in section 871(h)(3) of the United States Internal Revenue Code of 1986, as amended, (the "Code") or any successor provision; (2) to any holder that is not the sole beneficial owner of the Debentures, or a portion thereof, or that is a fiduciary or partnership, but only to the extent that a beneficiary or settlor with respect to the fiduciary or a beneficial owner or member of the partnership would not have been entitled to the payment of an additional


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amount had the beneficiary, settlor, beneficial owner or member received directly its beneficial or distributive share of the payment; (3) to a tax, assessment or governmental charge that is imposed or withheld solely by reason of the failure of the holder or any other person to comply with certification, identification or information reporting requirements concerning the nationality, residence, identity or connection with the United States of the holder or beneficial owner of such Debentures, if compliance is required by statute, by regulation of the United States Treasury Department or by an applicable income tax treaty to which the United States is a party as a precondition to exemption from, or reduction of, such tax, assessment or other governmental charge; (4) to a tax, assessment or governmental charge that is imposed otherwise than by withholding by the Company or a paying agent from the payment; (5) to a tax, assessment or governmental charge that is imposed or withheld solely by reason of a change in law, regulation, or administrative or judicial interpretation that becomes effective more than 15 days after the payment becomes due or is duly provided for, whichever occurs later; (6) to an estate, inheritance, gift, sales, excise, transfer, wealth or personal property tax or a similar tax, assessment or governmental charge; (7) to any tax, assessment or other governmental charge required to be withheld by any paying agent from any payment of principal of or interest on any Debenture, if such payment can be made without such withholding by any other paying agent; or (8) in the case of any combination of items (1), (2), (3), (4), (5), (6) and (7). The Debentures are subject in all cases to any tax, fiscal or other law or regulation or administrative or judicial interpretation applicable thereto. Except as specifically provided above under this heading, "Payment of Additional Amounts", the Company shall not be required to make any payment with respect to any tax, assessment or governmental charge imposed by any government or a political subdivision or taxing authority thereof or therein.

As used in this Global Security the term "United States" means the United States of America (including the States and the District of Columbia) and its territories, its possessions and other are as subject to its jurisdiction, "United States person" means (i) any individual who is a citizen or resident of the United States, (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States,(iii) any estate the income of which is subject to United States federal income taxation regardless of its source or (iv) any trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust or if the trust elects under United States Treasury Regulations to be treated as a U.S. person, and "non-United States person" means a person who is not a United States person.

REDEMPTION

The Debentures may not be redeemed by the Company prior to the Maturity Date except as provided under this heading, "Redemption." If (i) as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated thereunder) of the United States (or any political subdivision or taxing authority thereof or therein), or any change in, or amendments to, the official position regarding the application or interpretation of such laws, regulations or rulings, which change or amendment is announced or becomes effective on or after March 10, 1999, the Company becomes or will become obligated to pay additional amounts as described above under the heading


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"Payment of Additional Amounts" or (ii) any act is taken by a taxing authority of the United States on or after March 10, 1999, whether or not such act is taken with respect to the Company or any affiliate, that results in a substantial probability that the Company will or may be required to pay such additional amounts, then the Company may, at its option, redeem, as a whole, but not in part, the Debentures on not less than 30 nor more than 60 days' prior notice, at a redemption price equal to 100% of their principal amount, together with interest accrued but unpaid thereon to the date fixed for redemption; provided that the Company determines, in its business judgment, that the obligation to pay such additional amounts cannot be avoided by the use of reasonable measures available to it, not including substitution of the obligor under the Debentures. No redemption pursuant to (ii) above may be made unless the Company shall have received an opinion of independent counsel to the effect that an act taken by a taxing authority of the United States results in a substantial probability that it will or may be required to pay the additional amounts described above under the heading "Payment of Additional Amounts" and the Company shall have delivered to the Trustee a certificate, signed by a duly authorized officer, stating that based on such opinion the Company is entitled to redeem the Debentures pursuant to the terms of this Global Security.

Upon due presentment for registration of transfer of this Debenture at the above-mentioned office or agency of the Trustee, a new Global Security or Debentures of authorized denominations, for a like aggregate principal amount will be issued to the transferee as provided in the Indenture. No service charge shall be made for any such transfer, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto.

The Company, the Trustee and any agent of the Company or the Trustee may deem and treat the Holder hereof as the absolute owner hereof (whether or not this Global Security shall be overdue and notwithstanding any notation of ownership or other writing hereon) for the purpose of receiving payment of or on account of the principal hereof and subject to the provisions above, of premium or interest hereon, and for all other purposes and neither the Company nor the Trustee nor any such agent shall be affected by any notice to the contrary.

No recourse shall be had for the payment of the principal of, premium, if any, or the interest on, this Global Security or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, shareholder, officer or director as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

This Global Security shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be governed by and construed in accordance with the laws of said State.

All terms used in this Global Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

Notices to holders of the Debentures will be published in Authorized Newspapers in The City of New York, in London, and, (i) so long as the Debentures are listed on the Luxembourg Stock Exchange, in Luxembourg, and (ii) so long as the Debentures are listed on the Stock Exchange of Singapore Limited, in Singapore. Any such notice shall be deemed to have been given on the date of such publication or, if published more than once, on the date of the first such publication.

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                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

      TEN COM - as tenants in common

      TEN ENT  - as tenants by the entireties

      JT TEN   - as joint tenants with right of survivorship and
                  not as tenants in common

      UNIF GIFT MIN ACT -_____________________(Cust)__________________(Minor)

      Under Uniform Gifts to Minor Act _________________(State)

      Additional abbreviations may also be used though not in the above list.

      FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

[PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF
ASSIGNEE]

________________________________________________________________

________________________________________________________________


[PLEASE PRINT OR TYPE NAME AND ADDRESS, INCLUDING ZIP CODE, OF
ASSIGNEE]

________________________________________________________________

________________________________________________________________

the within Debenture and all rights thereunder, hereby irrevocably constituting and appointing such person attorney to transfer such Debenture on the books of the Company, with full power of substitution in the premises.


By: ______________________________________________

Date: ____________________________________________

NOTICE: The signature on this assignment must correspond with the name as written upon the face of the within Debenture in every particular without alteration or enlargement or any change whatsoever.